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                                                                  EXHIBIT 23.1





5     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 500,000 shares of Common Stock pursuant to the Medical Action Industries Inc. 1994 Stock Incentive Plan of our report dated May 18, 2001, with respect to the financial statements of Medical Action Industries Inc. incorporated by reference it is Annual Report (Form 10-K) for the year ended March 31, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                               /s/ Grant Thornton LLP




Melville, New York
March 4, 2002